UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Esther Rajavelu as President and Chief Executive Officer and Nomination for Election to the Board of Directors

On April 28, 2025, Spero Therapeutics, Inc. (the “Company”) announced that effective as of May 2, 2025 (the “Effective Date”), Esther Rajavelu will serve as the Company’s President and Chief Executive Officer. Since January 2025, Ms. Rajavelu has been serving as the Company’s Interim President and Chief Executive Officer, in addition to her roles as Chief Financial Officer, Treasurer and Chief Business Officer, which she has held since November 2023. She will continue to serve as the Company’s Chief Financial Officer and Treasurer. In connection with the foregoing, Ms. Rajavelu has also been nominated for election to serve as a member of the Company’s Board of Directors (the “Board”) at the Company’s 2025 annual meeting of stockholders.

Biographical information for Ms. Rajavelu can be found on the Company’s website and under the caption “Management and Corporate Governance – Executive Officers” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025, and is incorporated herein by reference. The Company believes that Ms. Rajavelu is qualified to serve on the Board because of the leadership qualities she has demonstrated during her service in various executive leadership roles at the Company and other biotechnology companies, as well as her extensive experience as an advisor to life science companies and healthcare investors in her prior employment as a senior equities research analyst, investment banker and strategy consultant in the biotechnology sector.

The selection of Ms. Rajavelu to perform the duties of President and Chief Executive Officer and to serve as a member of the Board was not pursuant to any arrangement or understanding between Ms. Rajavelu and any other person. There are no family relationships between Ms. Rajavelu and any director or executive officer of the Company, and there are no transactions between Ms. Rajavelu and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Ms. Rajavelu

In connection with the above, Ms. Rajavelu and the Company entered into an Amended and Restated Employment Agreement dated April 28, 2025 (the “Rajavelu Amended Employment Agreement”). Under the terms of the Rajavelu Amended Employment Agreement, (i) the Company shall pay Ms. Rajavelu an annual base salary of $620,000; (ii) Ms. Rajavelu shall be eligible to receive an annual cash bonus, with the target amount of such annual performance bonus equal to 50% of her base salary in the year to which the annual performance bonus relates; provided that the actual amount of the annual performance bonus may be greater or less than such target amount; and (iii) the Company will award Ms. Rajavelu 185,000 restricted stock units (“RSUs”) under the 2017 Equity Incentive Plan, as amended (the “2017 Plan”); the RSUs are subject to the terms and conditions of the 2017 Plan and an RSU agreement between Ms. Rajavelu and the Company entered into pursuant thereto; and the RSUs shall vest in four equal annual installments beginning on the first anniversary of the Effective Date, except as otherwise provided in the RSU agreement.

The Rajavelu Amended Employment Agreement also provides for the following severance payments upon termination by the Company without Cause (as defined in the Rajavelu Amended Employment Agreement) or by Ms. Rajavelu for Good Reason (as defined in the Rajavelu Amended Employment Agreement): (i) payment of her then-current Base Salary for a period of 12 months following termination; (ii) a pro-rated target bonus for the period during which Ms. Rajavelu was employed in the year of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Ms. Rajavelu becomes eligible for medical benefits with another employer. Further, the Rajavelu Amended Employment Agreement provides that upon termination by the Company without Cause or by Ms. Rajavelu for Good Reason within (i) 90 days prior to the earlier to occur of a Change of Control (as defined in the Rajavelu Amended Employment Agreement) or the execution of a definitive agreement, the consummation of which would result in a Change of Control (provided the Change in Control is then consummated) or (ii) one year following a Change of Control, Ms. Rajavelu will be entitled to receive: (i) a lump sum payment equal to 18 months of her then-current base salary plus an amount equal to one-and-one-half times the target amount of her annual performance bonus; (ii) acceleration of all unvested equity awards as of the date of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 18 months from termination or the date Ms. Rajavelu becomes eligible for medical benefits with another employer. Payment in each case is subject to Ms. Rajavelu’s execution of a release to be provided by the Company following such termination. In addition, if Ms. Rajavelu’s employment terminates as a result of disability or death, she will be entitled to receive a pro-rated target bonus for the period during which she was employed in the year of termination.

The foregoing description of the Rajavelu Amended Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Rajavelu Amended Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025, and the foregoing description is subject in all respects to the actual terms of the Rajavelu Amended Employment Agreement.

Former President and Chief Executive Officer Separates from the Company and Steps down as Member of the Board of Directors

The Company and Satyavrat Shukla have mutually decided to separate, effective May 2, 2025. Pursuant to the terms of the separation agreement, dated April 28, 2025, between the parties (the “Shukla Separation Agreement”), Mr. Shukla is entitled to receive (i) salary continuation in the amount of $615,825, payable as continued salary for 12 months in accordance with the Company’s regular payroll dates, (ii) a cash bonus equal to $307,913 for the year ending December 31, 2025, which will be paid to Mr. Shukla when the Company pays the 2025 annual bonuses to its employees in 2026, but in any event no later than March 15, 2026, (iii) any unpaid portion, as of May 2, 2025, of a retention bonus in the amount of $452,813, representing two-thirds of the retention bonus that was otherwise payable to Mr. Shukla as provided in his Retention Bonus Agreement with the Company dated November 13, 2024, which amount will be paid in a lump sum on the payroll date on which the Company commences payment of the salary continuation, (iv) notice pay in an amount equal to the balance of Mr. Shukla’s 30-day notice period, in lieu of the 30-day notice period provided under Mr. Shukla’s Amended and Restated Employment Agreement, dated as of June 13, 2023, and (v) if Mr. Shukla is eligible for and elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following his separation date, then the Company will continue to pay the Company portion of his monthly premium under COBRA until the earlier of (A) May 31, 2026 and (B) the date when he becomes eligible to receive health insurance coverage in connection with new employment. Pursuant to the terms of the Shukla Separation Agreement, all of Mr. Shukla’s then vested and unexercised options will be exercisable for 90 days in accordance with the terms of such options and the Company’s 2017 Plan, and the Company’s 2019 Inducement Equity Incentive Plan, as amended, as applicable. In addition, Mr. Shukla shall be entitled to indemnification pursuant to the terms of the indemnification agreement, dated December 9, 2020, between the parties.

In addition, Mr. Shukla will step down from the Board of Directors effective May 2, 2025. Such resignation did not relate to any disagreement between Mr. Shukla and the Company relating to the Company’s operations, policies or practices.

The foregoing description of the Shukla Separation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the full agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025, and the foregoing descriptions are subject in all respects to the actual terms of the Shukla Separation Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated April 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2025	SPERO THERAPEUTICS, INC.

	By:	/s/ Esther Rajavelu
Esther Rajavelu
Interim President and Chief Executive Officer, Chief Financial Officer, Chief Business Officer and Treasurer